EXHIBIT 99.1
                                                                    ------------



                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


IN RE:                                CHAPTER 11

THE FINOVA GROUP, INC. AND      |     CASE NOS. 01-00697 (PJW) AND
FINOVA CAPITAL CORPORATION,     |     01-00698 (PJW)
                                |
        REORGANIZED DEBTORS.    |     OBJECTION DEADLINE: NOVEMBER 28, 2006 @
                                |                         4:00 P.M.
                                |     HEARING DATE: DECEMBER 4, 2006 @ 3:00 P.M.
--------------------------------

               MOTION OF REORGANIZED DEBTORS FOR AN ORDER PURSUANT
           TO SECTIONS 105(A), 350(B), AND 1142 OF THE BANKRUPTCY CODE
            AND RULES 3020(D), 5010 AND 9019 OF THE FEDERAL RULES OF
                BANKRUPTCY PROCEDURE (I) APPROVING SETTLEMENT OF
               THAXTON LITIGATION, (II) APPROVING THE ONGOING SALE
                  OF REORGANIZED DEBTORS' REMAINING ASSETS, THE
                  WINDUP OF THE REORGANIZED DEBTORS' OPERATIONS
                    AND THE FUTURE DISSOLUTION OF REORGANIZED
               DEBTORS, (III) REOPENING FINOVA GROUP'S CHAPTER 11
                 CASE AND (IV) CHANNELING CLAIMS RELATED TO THE
              REORGANIZED DEBTORS' CHAPTER 11 PLAN INTO THIS COURT

         FINOVA Capital Corporation ("FINOVA Capital") and The FINOVA Group, Inc. ("FINOVA Group"), as reorganized debtors (collectively, the "Reorganized Debtors" or "FINOVA")(1), respectfully represent:

                              PRELIMINARY STATEMENT
                              ---------------------

         1. FINOVA emerged from chapter 11 shortly before September 11, 2001. Under FINOVA's joint chapter 11 plan, cash distributions were made to the FINOVA Capital unsecured creditors, representing approximately 70% of their anticipated total distributions, while the remaining 30% of their recoveries (and 22.5% of the recoveries of certain interest holders in FINOVA Finance Trust) was to be derived from the new senior secured notes that FINOVA Group


--------------------
(1) Where applicable, FINOVA shall also refer to Reorganized FINOVA.

issued under its plan. The indenture governing the senior secured notes effectively prohibited FINOVA from engaging in any new business until the senior notes were repaid. After the downturn in world economies and, particularly, the transportation industry resulting from the terrorist attacks of September 11, 2001 (collectively, "September 11") FINOVA's portfolios declined in value precipitously, and it has been evident for some time that FINOVA will not be able to repay the notes in full. Accordingly, FINOVA has determined that an orderly windup and eventual dissolution of the FINOVA entities is in the best interests of the noteholders. To that end, FINOVA has been managing and liquidating its portfolios in an orderly fashion in order to maximize the value of its assets for the benefit of the noteholders.

         2. Before FINOVA can complete its windup, however, it must resolve certain gating issues and obtain other attendant relief to facilitate the overall windup of its affairs. As the Court is aware, FINOVA recently resolved one such issue by negotiating a global settlement of certain litigation that, among other things, threatened FINOVA's anticipated recovery on a substantial claim against one of its borrowers. To implement this settlement, FINOVA requires Court approval of its terms. Additionally, as set forth below, FINOVA seeks approval of certain related measures designed to preserve its resources and streamline the windup process.

                                RELIEF REQUESTED
                                ----------------

         3. By this motion (the "Motion"), FINOVA requests entry of an order, substantially in the form of Exhibit A annexed hereto, (i) approving the settlement of various litigations commenced against FINOVA and certain related


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parties by various parties in interest associated with The Thaxton Group, Inc.,
(ii) approving the ongoing sale of FINOVA's remaining assets, the orderly windup of FINOVA's operations and the future dissolution of FINOVA Group, (iii) reopening FINOVA Group's chapter 11 case to facilitate the planned asset sales and, ultimately, the dissolution of FINOVA, and (iv) channeling to this Court any claims of the Noteholders (as defined below) and the indenture trustee for the New Senior Notes against FINOVA arising under or related to the Plan, the ongoing liquidation, the New Senior Notes, or the windup.

         4. Approval of the proposed settlement of the litigations related to The Thaxton Group, Inc. will resolve an important prerequisite to FINOVA's eventual windup and dissolution. Moreover, the Court's approval of the planned ongoing sales and windup, together with the proposed channeling order, will maximize the value of FINOVA's remaining assets for the benefit of the Noteholders (as defined below) and facilitate the eventual conclusion of these chapter 11 proceedings.

                                  JURISDICTION
                                  ------------

         5. The Court has jurisdiction to consider this Motion pursuant to 28 U.S.C. ss.ss. 157 and 1334, Rule 3020(d) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), section 1142(b) of chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"), and Section 12.1 of FINOVA's confirmed chapter 11 plan and Paragraph 44 of the Order confirming FINOVA's chapter 11 plan. Venue is proper before this Court pursuant to 28 U.S.C. ss.ss.1408 and 1409. The statutory predicates for the relief requested herein are sections 105(a) and 350(b) of the Bankruptcy Code and Bankruptcy Rules 5010 and 9019.



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



                                   BACKGROUND
                                   ----------

FINOVA's Business
-----------------

         6. Prior to the filing on March 7, 2001 of the FINOVA Chapter 11 Cases (defined below), FINOVA Capital and its subsidiaries offered financing services and capital markets products to mid-size businesses. FINOVA Group is the holding company for FINOVA Capital and its subsidiaries. FINOVA's business model involved borrowing funds and issuing loans to its customers. FINOVA's profits were derived from the spread between its cost of borrowing and the rates paid by its customers, less operating expenses. FINOVA also generated revenues through loan servicing and related activities and the sale of assets.

         7. FINOVA held numerous types of asset portfolios, including transportation, real estate, commercial equipment, communications, corporate finance, franchise, healthcare, and rediscount (i.e., revolving credit facilities to the independent consumer finance industry, including direct loan, automobile, mortgage and premium finance companies).

Chapter 11 Cases
----------------

         8. In 2000, the overall weakening of the U.S. economy adversely affected FINOVA's asset portfolios. As a result, FINOVA entered into a commitment with Berkadia LLC ("Berkadia"), an entity jointly owned by Berkshire Hathaway Inc. ("Berkshire") and Leucadia National Corporation ("Leucadia"), pursuant to which Berkadia committed to lend FINOVA up to $6 billion to facilitate a chapter 11 restructuring of FINOVA's outstanding debt. Accordingly, on March 7, 2001, FINOVA Group, FINOVA Capital and seven of their subsidiaries


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



commenced voluntary cases under the Bankruptcy Code to restructure their prepetition debt (the "Chapter 11 Cases").(2)

Relevant Plan Provisions
------------------------

         9. FINOVA's joint chapter 11 plan (the "Plan") was funded by a $5.6 billion senior secured loan to FINOVA Capital from Berkadia (the "Berkadia Loan"). In return, FINOVA Group issued Berkadia approximately 61 million shares of common stock representing 50% of FINOVA Group's outstanding shares after giving effect to implementation of the Plan.

         10. The proceeds of the Berkadia Loan, together with cash on hand and FINOVA Group's issuance of approximately $3.25 billion of 7.5% Senior Secured Notes maturing 2009 with Contingent Interest due 2016 (the "New Senior Notes") were used to restructure FINOVA's debt. The New Senior Notes were secured by a second-priority lien on (i) the common stock of FINOVA Capital held by FINOVA Group and (ii) a secured intercompany note in the principal amount of the New Senior Notes that was issued to FINOVA Group by FINOVA Capital (the "Intercompany Note").

         11. The terms of the New Senior Notes effectively precluded FINOVA from conducting any new business other than realizing the value of its assets until the New Senior Notes were repaid in full. The New Senior Notes were issued to the general unsecured creditors of FINOVA Capital and to certain holders of interests related to FINOVA Trust. Specifically, each of FINOVA Capital's


--------------------
(2) The debtor subsidiaries were FINOVA (Canada) Capital Corporation, FINOVA Capital PLC, FINOVA Loan Administration Inc., FINOVA Mezzanine Capital Inc., FINOVA Portfolio Services, Inc., FINOVA Technology Finance, Inc., and FINOVA Finance Trust.

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



general unsecured creditors received cash in an amount equal to 70% of the amount of its claim and New Senior Notes in a principal amount representing the remaining 30% of its claim. The FINOVA Trust interest holders, who recovered 75% of the amount of their allowed claims, received cash in an amount equal to 52.5% of their claims; the remaining 22.5% of their recoveries was comprised of New Senior Notes.

         12. The Plan also contemplated that Leucadia would manage FINOVA under the authority of the FINOVA Board pursuant to a Second Amended and Restated Management Services Agreement, dated as of June 10, 2001 (as amended from time to time, the "Management Agreement"). The Management Agreement expires in 2011 and obligates FINOVA to pay Leucadia $8 million each year, through expiration of the agreement.

Postconfirmation Events
-----------------------

         13. On August 10, 2001, this Court entered an order confirming the Plan (the "Confirmation Order"). The Plan went effective on August 21, 2001 (the "Effective Date"). A few weeks after the Effective Date, the United States and world economies were devastated by the events of September 11. Worldwide travel declined precipitously, and FINOVA's transportation and resort real estate portfolios were hit especially hard. Additionally, increasing numbers of FINOVA's customers experienced difficulties in meeting their payment obligations to FINOVA and, accordingly, sought to reduce these obligations or simply returned the aircraft that was the subject of their agreements with FINOVA. As a result, FINOVA took charges of approximately $585 million to write down the values of certain aircraft and to reserve for anticipated losses. In addition,


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



FINOVA took additional aggregate charges of more than $250 million in connection with its other asset portfolios.

         14. FINOVA was never able to recover fully from the effects of September 11. Moreover, the recent spate of airline bankruptcies has further increased the glut of used aircraft. As such, it has become clear that, even in the best of circumstances, FINOVA will never be able to realize enough value from its existing operations to repay the holders of the New Senior Notes (the "Noteholders") in full, much less provide a return to equity holders. Indeed, as of September 30, 2006, FINOVA would have to liquidate its remaining financial assets for more than seven times their carrying values (which has no realistic possibility of occurring) to generate sufficient funds to repay the New Senior Notes in full.

         15. Because the indenture governing the New Senior Notes effectively prohibits FINOVA from engaging in any new business before repaying the Noteholders in full, FINOVA has determined in its sound business judgment that the orderly liquidation of its assets is its only viable source of liquidity and has sought to maximize the value of these assets for the benefit of the Noteholders. Thus, over the five years since FINOVA emerged from chapter 11, it has sold or liquidated assets through portfolio sales, prepayments, scheduled amortization, and individual asset sales, reducing its asset base from 20 portfolios with a book value of $7.6 billion to only one portfolio having a book value at September 30, 2006 of $183 million.

Status of Certain Plan Distributions
------------------------------------

         16.      As of November 15, 2006, the Noteholders will have received
(i) cash distributions representing 70% of their claims and (ii) payments


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



aggregating approximately $1.5 billion in principal amount of the New Senior Notes plus interest of $994 million. Additionally, FINOVA repurchased and retired $285 million of New Senior Notes at a discount. Approximately $1.5 billion in principal amount of New Senior Notes is still outstanding. As discussed above, FINOVA anticipates there will be insufficient funds with which to satisfy in full the obligations arising under the New Senior Notes. While there can be no assurances, given that the New Senior Notes comprised only 22.5%-30% of the Noteholders' total recoveries under the Plan, FINOVA's current estimate is that Noteholders will likely receive distributions in excess of 90% of their total claims against FINOVA from realization of net asset sale proceeds and, potentially, the 5% of Available Cash (as defined in the Plan) that the Plan required FINOVA to set aside for eventual distribution to equity holders at such time as FINOVA would be permitted by applicable law to distribute dividends to equity holders (the "5% Holdback").(3)

         17. On April 1, 2005, FINOVA filed a motion with this Court seeking clarification of the Plan to determine, under FINOVA's current financial circumstances, whether, notwithstanding the Plan, the 5% Holdback should be distributed to Noteholders or equity holders. Specifically, because FINOVA is insolvent, it sought an order of the Court permitting it to cease escrowing the 5% Holdback and to use the proceeds of the Segregated Account instead to pay expenses, debts, and other obligations. Certain former members of the statutory equity committee (the "Objectors") objected to the motion, asserting that the

--------------------
(3) As of November 15, 2006, approximately $78 million will have been retained on account for equity holders in connection with the 5% Holdback (the "Segregated Account").
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obligation to escrow the 5% Holdback was in the nature of a debt rather than an equity interest. The Court agreed with FINOVA that the 5% provision did not create a debt owed to the equity holders, and that FINOVA would not be able to make payments to equity holders if FINOVA were insolvent or if any such payments would (i) render FINOVA insolvent, (ii) be a fraudulent conveyance, or (iii) be illegal under applicable law (the "5% Order"). The Court left unresolved the issue of FINOVA's ultimate solvency. The Objectors moved for leave to appeal the interlocutory 5% Order; the district court denied the motion on the basis that the 5% Order was not final and appealable because the 5% Order merely preserves the status quo until this Court renders a solvency determination (the "5% Solvency Issue"). No hearing in respect of a solvency determination is currently scheduled, but the Court ultimately will need to address the 5% Solvency Issue to facilitate FINOVA's orderly windup.

Status of Chapter 11 Cases
--------------------------

         18. As stated earlier, the Plan went effective on August 21, 2001. On November 19, 2003, the Court entered an order closing the chapter 11 case of FINOVA Portfolio Services, Inc. On December 29, 2004, the Court entered an order closing the chapter 11 cases of six other FINOVA debtors, including FINOVA Group. On March 22, 2005, the Court entered an order closing the chapter 11 case of FINOVA Mezzanine Capital, Inc. The chapter 11 case of FINOVA Capital is still open.

                          OVERVIEW OF REQUESTED RELIEF
                          ----------------------------

         19. Given the post-Effective Date financial developments described above, FINOVA has determined that, in order to maximize the value of its assets for the benefit of the Noteholders, it must continue to pursue and consummate


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



sales of its remaining assets in furtherance of an orderly windup of its operations. Once that process is complete, FINOVA ultimately will dissolve its remaining affiliated entities in accordance with state law.

         20. To effectuate a complete windup, FINOVA requires orders of this Court resolving certain key issues, including (i) approving herewith the terms of a proposed settlement of litigation related to The Thaxton Group, Inc. and certain affiliates (described below), (ii) a future determination of the 5% Solvency Issue, and (iii) a future adjudication of the Remaining Claims (defined below). Absent achieving finality on these "gating issues," the windup cannot be completed. By this Motion, FINOVA is requesting approval of the proposed Thaxton litigation settlement. FINOVA intends to file separate pleadings in the near future seeking relief from this Court as to the other gating issues.

Thaxton Litigation
------------------

         21. As the Court is aware, FINOVA Capital was the target of litigation arising from and relating to a senior secured credit facility FINOVA Capital extended to The Thaxton Group, Inc ("TGI") and certain subsidiaries (collectively with TGI, the "Thaxton Debtors") pursuant to a certain Third Amended and Restated Loan Agreement, dated as of April 4, 2001 (the "Loan Agreement"). Pursuant to the Loan Agreement, FINOVA Capital extended various loans to the Thaxton Debtors, which loans were secured by all of the assets of the Thaxton Debtors. At their maximum, the loans totaled approximately $200 million.

         22. Beginning in approximately 1995 and, particularly, from 1999 onward, TGI issued unsecured, subordinated notes to thousands of persons and entities in at least five states (the "Thaxton Noteholders"). The businesses of the Thaxton Debtors subsequently failed and the Thaxton Debtors commenced voluntary cases under chapter 11 of the Bankruptcy Code in this Court (the "Thaxton Cases") on October 17, 2003 (the "Thaxton Petition Date"). As of the Thaxton Petition Date, the Thaxton Debtors owed FINOVA approximately $110 million in principal amount, and TGI owed the Thaxton Noteholders approximately $121 million in principal amount.

         23. Shortly before, and in the few months after, the Thaxton Petition Date, certain Thaxton Noteholders filed five federal actions against, among others, FINOVA Capital (the "2003 Actions"). Then, in March 2004, the Official Committee of Unsecured Creditors in the Thaxton Cases (the "Thaxton Committee" and, collectively with the Thaxton Noteholder plaintiffs in the 2003 Actions, the "Noteholder Plaintiffs") filed an adversary proceeding against FINOVA Capital (the "Adversary Proceeding"). The 2003 Actions were denied class action status but were consolidated along with the Adversary Proceeding for pretrial purposes in the United States District Court for the District of South Carolina (the "South Carolina District Court"). In addition, on June 8, 2006, approximately 1,500 Thaxton Noteholders filed a complaint in the South Carolina District Court against FINOVA Capital, FINOVA Group and one of its officers, Berkshire, Leucadia and one of its officers, and numerous Berkadia entities (the "Society Action," and, collectively with the 2003 Actions and the Adversary Proceeding, the "Litigation"). In the Litigation, the Noteholder Plaintiffs alleged, inter alia, that FINOVA and others controlled and/or conspired with the Thaxton Debtors to defraud the Noteholder Plaintiffs, and that FINOVA and various others (including certain of its affiliates) should be liable for those alleged actions, whether by the equitable subordination or disallowance of FINOVA's claims against the Thaxton Debtors, by the assessment of actual and punitive damages, and/or otherwise.

         24. On August 4, 2005, FINOVA Capital moved in the South Carolina District Court to transfer the Adversary Proceeding back to the United States District Court for the District of Delaware (the "Transfer Motion") and on August 8, 2005, FINOVA Capital moved for partial summary judgment on certain claims asserted in the Adversary Proceeding. Also on August 8, 2005, the Thaxton Committee moved for partial summary judgment on its claim for equitable subordination of FINOVA's claims. By order, entered on September 22, 2005, the South Carolina District Court denied FINOVA Capital's motions for transfer and for partial summary judgment. By order, entered on March 20, 2006 (the "Summary Judgment Order"), the South Carolina District Court granted the Thaxton Committee's motion for partial summary judgment on its equitable subordination claim. FINOVA Capital timely filed a notice of appeal of the Summary Judgment Order with the United States Court of Appeals for the Fourth Circuit (the "Fourth Circuit"), and that appeal is currently pending.

         25. Thereafter, in May 2006 the South Carolina District Court scheduled a trial of certain of the 2003 Actions to commence on August 28, 2006. Shortly before trial, the trial date was vacated for 60 days because some of the parties to the Litigation had reached an agreement in principle to settle the Litigation. On September 11, 2006, all of the parties involved in the Litigation reached a global settlement. The salient terms of the settlement were embodied in a term sheet, dated as of September 12, 2006, presented to the South Carolina

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District Court on that date, and later incorporated into a Master Settlement
Agreement (the "Master Settlement Agreement") containing the following terms:(4)

      o Class Certification for Settlement Purposes. A class of Thaxton Noteholders (the "Settlement Class") consisting of all Thaxton Noteholders and other unsecured creditors of the Thaxton Debtors will be certified for settlement purposes.

      o FINOVA Treatment. On the effective date of the Master Settlement Agreement (the "Settlement Effective Date"), FINOVA will indefeasibly and finally receive approximately $81 million in cash in full satisfaction of its claim in the principal amount of $110 million. Pursuant to an order of the Court entered in the Thaxton Cases, the Thaxton Debtors are holding an amount in excess of that sum in an escrow account, which amount is available to effectuate the distribution to FINOVA Capital. FINOVA will also receive half of all net recoveries (after deducting all litigation expenses) in excess of $2.27 million from all avoidance actions in the Thaxton Cases, excluding any recoveries from certain parties named in the Master Settlement Agreement.

      o Thaxton Noteholder Treatment. On and after the Settlement Effective Date, the Thaxton Noteholders and other unsecured creditors will receive all real and personal property of the Thaxton Debtors (other than the property to be received by FINOVA as described above), including the assets and beneficial ownership of stock of the Southern Debtors.

      o Global Releases in Favor of FINOVA and Certain of Its Affiliates. Under the Master Settlement Agreement, the Thaxton Borrowers, the Additional Thaxton Entities, and the Committee Parties will release FINOVA Capital from all Claims. In addition, the Releasing Plaintiffs will release the Released Defendants (which include, without limitation, FINOVA Group, FINOVA Capital, certain related parties, and all of the defendants in the 2006 Action) from all Thaxton-Related Claims. All releases will be incorporated into the Thaxton Debtors' chapter 11 plan (the "Thaxton Plan").

      o Thaxton Noteholder Opt-Outs. FINOVA has agreed to allow holders of up to $6 million of Thaxton Notes to opt out of the Master

--------------------
(4) The following is only a summary of the settlement. As such, it is qualified in its entirety by the actual terms of the Master Settlement Agreement. A true and complete copy of the Master Settlement Agreement is annexed to this Motion as Exhibit B. All capitalized terms describing the Master Settlement Agreement not otherwise defined herein have the meanings ascribed to them in the Master Settlement Agreement.

            Settlement Agreement. If holders of more than $6 million opt out, or if any of the current individual plaintiffs in the 2003 Actions opt out, FINOVA may reject the Master Settlement Agreement.

      o Releases Granted by FINOVA. FINOVA Capital and FINOVA Group will release the Thaxton Borrowers, the Additional Thaxton Entities, and the Committee Parties from all FINOVA Claims and liens. In addition, the Releasing Defendants (which include, without limitation, FINOVA Group, FINOVA Capital, certain related parties, and all of the defendants in the Society Action) will release all of the Released Plaintiffs from all Thaxton-Related Claims.

      o Conditions Precedent and Other Approvals. The Master Settlement Agreement must be approved by, inter alia, (i) the South Carolina District Court, in the Settlement Class case, (ii) this Court in the Thaxton Cases, and (iii) this Court in FINOVA's Chapter 11 Cases. In addition, the Settlement Effective Date cannot occur until the effective date of the Thaxton Plan has occurred, the Summary Judgment Order has been vacated, and the Litigation has been dismissed.

         26. In early November 2006, the parties to the Master Settlement Agreement requested that the South Carolina District Court enter an order, a copy of which is annexed hereto as Exhibit C, that would, inter alia, preliminarily approve the Master Settlement Agreement, certify the Settlement Class, and indicate that the South Carolina District Court is willing to consider vacating the Summary Judgment Order on remand from the Fourth Circuit (the "Preliminary Approval Order"). As of the filing of this Motion, the South Carolina District Court was reviewing but had not yet entered the Preliminary Approval Order. If the Preliminary Approval Order is entered, the Class Notice will be mailed shortly thereafter, and the Short Form Class Notice will be published in November and December. Settlement Class members would have until December 14, 2006 to opt out of the settlement, and, as noted above, FINOVA would have certain rights to withdraw from the Master Settlement Agreement in response to certain opt-outs. In the event FINOVA does not or cannot exercise those rights, the South Carolina District Court will hold a final hearing to approve the Master Settlement Agreement in mid-January 2007. The South Carolina District Court would likely be asked to vacate its Summary Judgment Order at that time.

         27. The Thaxton Debtors are expected to seek approval of the Master Settlement Agreement on December 4, 2006. If the Court approves the Master Settlement Agreement in the Thaxton Cases and in FINOVA's Chapter 11 Cases and FINOVA does not or cannot withdraw from the Master Settlement Agreement, the Thaxton Debtors will file a disclosure statement and propose the Thaxton Plan, which must incorporate the terms of the Master Settlement Agreement. A hearing on the confirmation of the Thaxton Plan is expected to take place in February 2007. The Master Settlement Agreement contemplates that, after the effective date of the Thaxton Plan, and upon the Settlement Effective Date, the settlement will be implemented and the Litigation will be concluded.

The 5% Solvency Issue
---------------------

         28. As discussed above, as of November 15, 2006, there will be a balance of approximately $78 million in the Segregated Account pending the Court's determination regarding FINOVA's solvency and any appeal of the 5% Order that may be brought by the former members of the statutory equity committee. In the unlikely event that the Court determines that FINOVA is solvent, the equity holders will receive the balance of the Segregated Account. On the other hand, if the Court determines, as FINOVA believes it will, that FINOVA is insolvent, and absent any contrary decision in connection with an appeal of the 5% Order, the proceeds of the Segregated Account will be used to pay FINOVA's expenses, debts, and other obligations. If, however, the Court's 5% Order is overturned on appeal (i.e., the appellate courts determine that the obligation to pay shareholders 5% of payments made on the New Senior Notes is in the nature of a debt) and no further appeals are undertaken, the equity holders would receive the funds in the Segregated Account.

Remaining Claims
----------------

         29. In the aggregate, more than 3,500 proofs of claim were filed against FINOVA in the Chapter 11 Cases. On September 18, 2001, the Court entered an Order Establishing Uniform Procedures for (A) Objections to Claims, And (B) Issuing Distributions to Holders of Allowed Litigation Claims (the "Claims Procedures Order"). Pursuant to the Claims Procedures Order, FINOVA filed an omnibus objection to claims on October 22, 2001 (the "Omnibus Objection").

         30. FINOVA has resolved nearly all of the claims that were included in the Omnibus Objection. At this time, there are 29 outstanding state and local tax claims filed by nine taxing authorities in an aggregate amount of approximately $5 million (collectively, the "Tax Claims"). All but one of the taxing authorities that filed these claims have ceased to pursue their claims and some have not responded to FINOVA's attempts to achieve final resolution of the claims. In addition, there are five outstanding non-tax claims (collectively, the "Non-Tax Claims" and, together with the Tax Claims, the "Remaining Claims").

         31. Of the Non-Tax Claims, one claim, filed by Olsen Industries (the "Olsen Claim"), was tried before the Court in September 2006. The Court has not yet issued its ruling on whether FINOVA bears any liability in connection with the Olsen Claim. If the Court rules that FINOVA bears some liability on the

Olsen Claim, the Court will then hold a separate damages trial. Although it appears that the Olsen Claim will be resolved in the near future, each of the other four Non-Tax Claims has been dormant for at least two years. Specifically, at various stages in the objection process pertaining to such claims, the claimants ceased to prosecute their claims and have not responded to numerous attempts by FINOVA to resolve the claims. FINOVA believes, therefore, that ultimately it will ask the Court to disallow and expunge the Remaining Claims (other than the Olsen Claim) if the claimants remain inactive and nonresponsive. FINOVA intends to file separate pleadings with the Court at the appropriate time to accomplish this objective.

Other Requested Relief
----------------------

         32. In addition to seeking approval by this Motion of the Master Settlement Agreement, FINOVA hereby requests certain additional related relief that will facilitate the windup process without unnecessary cost and delay, thereby preserving value for the Noteholders. Although the value of FINOVA's assets has recently increased, it is certainly not anticipated that such asset values will increase to seven times book value, which increase would be required to repay the Noteholders in full. Moreover, FINOVA's liabilities continue to accrue, including those related to the expense of being a public company, employee expenses, interest costs, other overhead, etc., resulting in more funds being spent to operate FINOVA than will be generated by FINOVA's assets or operations. Accordingly, by this Motion, FINOVA also requests (i) authorization to pursue and consummate ongoing sales of its remaining assets, (ii) authorization to take all necessary steps to effect an orderly windup and ultimate dissolution of the FINOVA entities, including reopening FINOVA Group's chapter 11 case to facilitate the ongoing sales and future dissolution of

FINOVA, and (iii) the issuance of an order channeling to this Court any claims of the Noteholders or the indenture trustee for the New Senior Notes (the "Indenture Trustee") against FINOVA arising under or related to the Plan, the ongoing liquidation, the New Senior Notes, or the windup (the "Channeling Order"), for the reasons explained below.

                                REQUESTED RELIEF
                                ----------------

      A.    THE COURT SHOULD APPROVE THE MASTER SETTLEMENT AGREEMENT
            --------------------------------------------------------

         33. Although the Plan authorizes FINOVA to settle Claims or Interests (in each case, as defined in the Plan) without further Bankruptcy Court approval, the Master Settlement Agreement requires both Thaxton and FINOVA to obtain approval of the Master Settlement Agreement in their respective chapter 11 cases, over each of which this Court presides. The terms of the Master Settlement Agreement satisfy all of the requirements for approval of a settlement in a bankruptcy case.

         34. "To minimize litigation and expedite the administration of a bankruptcy estate, compromises are favored in bankruptcy." Myers v. Martin (In re Martin), 91 F.3d 389, 391 (3d Cir. 1996) (internal citations and quotations omitted). In evaluating a proposed settlement, a bankruptcy court must "assess and balance the value of the claim that is being compromised against the value to the estate of the acceptance of the compromise proposal." Id. In making this determination, courts apply a four-factor test derived from the United States Supreme Court's requirement that a settlement in a bankruptcy case be "fair and equitable." See id. (citing Prot. Comm. for Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414 (1968)).

         35. The Martin test requires a court to consider four criteria in evaluating a proposed settlement: "(1) probability of success in litigation; (2) the likely difficulties in collection, (3) the complexity of the litigation involved, and the expense, inconvenience and delay necessarily attending it; and
(4) the paramount interests of creditors." Where, as here, the second factor -- "ease of collection" -- does not apply, courts do not consider it. See Will v. Northwestern Univ. (In re Nutraquest, Inc.), 434 F.3d 639, 646 (3d Cir. 2006). The Martin test applies both to settlements of claims belonging to debtors as well as settlements of claims against debtors. Id at 644. The Master Settlement Agreement satisfies all applicable elements of the Martin test and should be approved.

                  a.    SUCCESS IN THE LITIGATION CANNOT BE GUARANTEED
                        ----------------------------------------------

         36. As noted above, FINOVA vigorously denies any liability to the Noteholder Plaintiffs. Nonetheless, the South Carolina District Court has entered the Summary Judgment Order in the Adversary Proceeding. Although FINOVA strongly believes that the Summary Judgment Order will be reversed and that FINOVA Capital will prevail in full in the Adversary Proceeding, FINOVA recognizes that litigation always entails risk. Thus, if the Summary Judgment Order is reversed and the Adversary Proceeding goes forward, FINOVA faces litigation risk in the Adversary Proceeding.(5) If, on the other hand, the Summary Judgment Order is affirmed and FINOVA's claims in the Thaxton Cases are equitably subordinated, FINOVA's recovery in the Thaxton Cases will be tens of


--------------------
(5) FINOVA would also face litigation risk in the other Litigation, but the plaintiffs in the other Litigation are seeking monetary remedies from FINOVA. Substantially all of FINOVA's assets secure the claims of the Noteholders under the New Senior Notes.

millions of dollars less than the amount it will receive under the Master Settlement Agreement.

                  b.    THE LITIGATION IS COMPLEX AND EXPENSIVE
                        ---------------------------------------

37. The Litigation is highly complex, and proceeding with the Litigation would be costly and time consuming. So far, the Litigation has cost FINOVA Capital and its creditors in excess of $10 million and lasted more than three years. If the settlement fails and the Litigation continues, the Litigation would likely last several more years, and FINOVA Capital would incur millions of dollars in additional defense costs.

                  c.    THE MASTER SETTLEMENT AGREEMENT
                        IS IN THE BEST INTERESTS OF CREDITORS
                        -------------------------------------

         38. The Master Settlement Agreement benefits FINOVA's creditors in multiple ways. First, it ensures that FINOVA creditors will not have to wait until the conclusion of the Litigation to receive the distributions that will now be available as a result of the settlement. Specifically, the proceeds of the Thaxton loans constitute approximately 48% of FINOVA's remaining financial assets as of September 30, 2006. If the settlement fails and the Litigation continues, the Noteholders will not receive any Thaxton loan proceeds until the Litigation is successfully concluded, which could take years. On the other hand, if the Litigation results in an adverse ruling, and FINOVA's claims against the Thaxton Debtors are equitably subordinated, the Noteholders' recoveries in the FINOVA Chapter 11 Cases could be reduced by millions of dollars. Thus, the Master Settlement Agreement benefits FINOVA's creditors by facilitating their near-term recovery of the loan proceeds.

         39. Second, the Master Settlement Agreement ensures that the Litigation will not interfere with FINOVA's windup and dissolution. As noted above, but for the settlement, the South Carolina District Court would likely set a trial date in certain of the 2003 Actions within the next several months. Although FINOVA believes it will prevail in full in all of the Litigation, if the Litigation continues, it will nonetheless divert FINOVA's attention and resources from the windup process. Moreover, FINOVA will have to expend additional funds to defend the Litigation, which is pointless given that substantially all of FINOVA's assets secure the claims of the Noteholders under the New Senior Notes, and which, in any event, will ensure the reduction of the pool of funds otherwise available to the Noteholders.(6)

         40. Because FINOVA's success in the Litigation cannot be guaranteed, and because continuing with the Litigation will be costly and reduce the recoveries available to all of the Noteholders, the Master Settlement Agreement is fair and equitable and satisfies the Martin test. Accordingly, the Court should approve the Master Settlement Agreement.

      B.    THE COURT SHOULD APPROVE THE ONGOING
            SALE OF THE BALANCE OF FINOVA'S ASSETS
            --------------------------------------

         41. The ongoing sale of the Remaining Assets comports with the intent and purpose of the Plan, which, among other things, was to provide for full satisfaction of the claims of FINOVA Capital's general unsecured creditors (the "Capital Unsecured Creditors"). On the Plan Effective Date, the Capital


--------------------
(6) FINOVA must still defend the 2003 Actions and the Society Action in order to avoid the potential negative effect of an adverse ruling in one of those actions on the Adversary Proceeding, the outcome of which could reduce FINOVA's recovery from the Thaxton Debtors if FINOVA's claims were to be equitably subordinated.

Unsecured Creditors received cash distributions representing 70% of the amount of their claims, plus both prepetition and postpetition interest; the remaining 30% of their recoveries was comprised of New Senior Notes. As of November 15, 2006, the Noteholders will have received only approximately half of the amounts due under the New Senior Notes. The outstanding principal amount on the New Senior Notes as of November 15, 2006 will be approximately $1.5 billion.

         42. As stated above, FINOVA has determined that it will never be able to repay the Noteholders in full, and at some future point is likely to default on its obligations under the New Senior Notes. As such, FINOVA's duty is to maximize the value of the recoveries to the Noteholders. Over the past five years, pursuant to the Plan and Confirmation Order, and without any need for further Court approval, FINOVA has been realizing orderly collections on and sales of the assets in FINOVA's portfolios. FINOVA is currently finalizing the sales of certain assets and seeks to effectuate an orderly sale of the balance of FINOVA's assets (the "Remaining Assets") in order to maximize the Noteholders' recovery.

         43. Notwithstanding its overall authority to sell assets, FINOVA seeks hereby an order approving its ongoing sales of the Remaining Assets. As FINOVA sells off the last of its assets, each sale brings it closer to having sold "substantially all" of its assets. In fact, FINOVA believes that it will be impossible to determine exactly which sale will be the one that, taken together with all previous sales, puts FINOVA in the position of having effectuated a sale of "substantially all" of its assets. As such, FINOVA seeks advance authority to sell "all or substantially all" of its assets so that, as its asset sales continue, FINOVA will not be in contravention of state laws requiring court or shareholder approval for such sales.

      C.    THE COURT SHOULD AUTHORIZE THE ORDERLY
            WINDUP AND FUTURE DISSOLUTION OF FINOVA
            ---------------------------------------

         44. Given the circumstances of this case, an orderly windup and future dissolution is the only possible course of action for FINOVA. Because FINOVA will never be able to repay the Noteholders in full and the indenture governing the New Senior Notes effectively prohibits FINOVA from engaging in any new business before repaying the Noteholders in full, FINOVA ultimately must liquidate. In anticipation of this inevitability, the Court should authorize FINOVA to take all steps necessary to wind up its affairs and ultimately dissolve itself and its affiliated FINOVA entities. FINOVA will not be positioned to wind up its operations and dissolve the FINOVA entities before FINOVA has sold its Remaining Assets and resolved the gating items discussed above.

         45. The board of directors of FINOVA Group has authorized the company, subject to entry of an appropriate Court order, to sell all or substantially all of its assets, wind up its affairs and ultimately dissolve the FINOVA entities. To effectuate the windup process, FINOVA contemplates the creation of a reasonable reserve, to be used for general corporate purposes, tax payments, future interest payments, and to respond to any currently known or unknown claims, including environmental claims, that may be brought against FINOVA.

      D.    THE COURT SHOULD REOPEN FINOVA GROUP'S
            CHAPTER 11 CASE AND ISSUE A CHANNELING ORDER
            --------------------------------------------

         46. In order to effectuate an orderly windup and future dissolution, the Court should also (i) authorize the reopening of FINOVA Group's chapter 11 case, (ii) approve the future dissolution of FINOVA Group, and (iii) issue the requested Channeling Order.

                  a.    THE COURT SHOULD AUTHORIZE FINOVA
                        GROUP TO REOPEN ITS CHAPTER 11 CASE
                        -----------------------------------

         47. FINOVA does not intend to dissolve the FINOVA entities under applicable state law until it has completed the windup of its operations. At this time, FINOVA does not know exactly when the anticipated dissolution will occur, but, to maximize efficiency and minimize further administrative cost, FINOVA seeks authority to effect such dissolution in the future without further Court approval or shareholder approval.(7)

         48. Dissolution under state law typically requires board and shareholder approval. Because FINOVA Group is the holding company that owns all of the various other FINOVA entities, FINOVA Group can provide the requisite shareholder approval for the dissolution of all of its debtor and nondebtor subsidiaries. But FINOVA Group cannot provide shareholder approval for its own dissolution. Indeed, because FINOVA Group is a publicly held company, obtaining shareholder approval for its dissolution will be a costly and time-consuming process. In addition, undertaking the trouble and expense of obtaining shareholder approval for a dissolution of FINOVA Group makes little sense in light of the fact that FINOVA Group soon will be a holding company holding only dissolved subsidiaries. Moreover, requiring FINOVA Group to obtain shareholder approval for the dissolution is especially inappropriate in this case, where


--------------------
(7) Under the indenture governing the New Senior Notes, the filing by FINOVA Group or FINOVA Capital of a certificate of dissolution will trigger a default under the New Senior Notes.

shareholders will not receive any liquidation distributions, given that the Noteholders will not recover in full under any circumstance (and assuming any eventual appeal of the 5% Order is resolved in favor of the Noteholders).

         49. As such, considering the current posture of these cases - the sale of substantially all of the Remaining Assets and eventual dissolution of the FINOVA entities - FINOVA seeks to reopen the chapter 11 case of FINOVA Group so that it may avail itself of a provision of Delaware law that allows a Delaware corporation in chapter 11 to take any corporate action directed by a bankruptcy court order "with like effect as if exercised and taken by unanimous action of the directors and stockholders of the corporation." 8 Del. Code Ann. ss. 303(a). Accordingly, in order to take advantage of this statute, FINOVA requests that the Court (i) authorize the sale of all or substantially all of its assets, and (ii) the future dissolution of FINOVA Group without shareholder approval.

         50. Section 350(b) of the Bankruptcy Code provides that a "case may be reopened . . . to administer assets, to accord relief to the debtor, or for other cause." 11 U.S.C. ss. 350(b). "Bankruptcy courts have broad discretion to reopen cases after an estate has been administered." See Zinchiak v. CIT Small Bus. Lending Corp. (In re Zinchiak), 406 F.3d 214, 223 (3d Cir. 2005). In exercising such discretion, courts may consider a number of factors, including the equities of each situation. See, e.g, In re Strano, 248 B.R. 493, 398 (Bankr. D.N.J. 2000). The equities of this case support reopening FINOVA Group's chapter 11 case for the limited purpose of entering in that case an order authorizing the sale of all or substantially all of FINOVA Group's assets and authorizing the future dissolution of FINOVA Group. Reopening FINOVA Group's chapter 11 case in order to authorize the sale of assets and its dissolution at the completion of the windup will preserve economic resources as well as significant time and expense and will not prejudice any party in interest.

         51. Indeed, the only parties that could conceivably be prejudiced by reopening FINOVA Group's chapter 11 are the equity holders of FINOVA Group. Because FINOVA Group is hopelessly insolvent, however, its shareholders cannot hope to recover anything in connection with their interests. As such, reopening FINOVA Group's chapter 11 case to avoid the time and expense of a shareholder vote regarding its dissolution or sale of substantially all of its assets cannot prejudice its shareholders. Moreover, reopening FINOVA Group's case will benefit the Noteholders by minimizing the overall costs of the dissolution and sale of the FINOVA assets.

                  b.    THE COURT SHOULD ISSUE A CHANNELING ORDER
                        -----------------------------------------

         52. As discussed above, FINOVA is insolvent and will not be able to repay the Noteholders in full under any circumstance. A future default under the New Senior Notes is inevitable. Accordingly, FINOVA must complete the sale of its assets in an orderly manner and must wind up its operations and liquidate for the benefit of the Noteholders. These prevailing facts precipitated the filing of this Motion seeking approval of the windup and eventual dissolution of the FINOVA entities and the related relief described above.

         53. Although FINOVA believes that the majority of the Noteholders understand that they will not be paid in full and realize that FINOVA's strategy is in their best interests, FINOVA recognizes it is possible that certain individual Noteholders could take action to (i) increase their individual returns at the expense of the Noteholders as a group by bringing court actions against FINOVA at such time as FINOVA inevitably misses a payment or otherwise defaults under the New Senior Notes or (ii) otherwise seek to prevent implementation of the actions contemplated in this Motion. Alternatively, the Indenture Trustee, on its own or at the direction of Noteholders holding certain requisite percentages of the outstanding principal amount of the New Senior Notes, could seek to take action against FINOVA.

         54. By bringing or attempting to bring such actions, the Noteholders would defeat the fundamental objective FINOVA is trying to achieve -- maximizing the aggregate value of FINOVA for the benefit of all of the Noteholders and ensuring a pro rata distribution of FINOVA's assets to the individual Noteholders. Moreover, to the extent any Noteholders seek to maximize their individual recoveries at the expense of other Noteholders, such Noteholders are frustrating the fundamental principle underlying chapter 11 of the Bankruptcy Code that no one creditor in a particular class may be treated preferentially over the others. Because FINOVA has already proposed an orderly windup for the benefit of the Noteholders, FINOVA submits that any such actions will serve only to sidetrack the orderly liquidation process and distract FINOVA from its duty to wind up its affairs for the benefit of the Noteholders. Moreover, defending against potential multiple actions will be costly for FINOVA and ultimately will erode the recoveries otherwise available to the Noteholders.

         55. Under section 12.1 of the Plan, the Court retained "exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code." (emphasis added). The Court specifically retained jurisdiction, among other things, "to issue such orders in aid of execution of the Plan as may be necessary or appropriate to carry out its intent and purpose or to implement the Plan" and "to ensure that distributions and rights granted to holders of Allowed Claims and Allowed Interests (each, as defined in the Plan), are accomplished as provided herein." See Plan ss. 12(g) and (j). In addition, P. 44 of the Confirmation Order provides that the "Court shall retain jurisdiction in accordance with the terms of Section 12.1 of the Plan, the other provisions of this Confirmation Order, and sections 1141 and 1142 of the Bankruptcy Code." Section 105(a) of the Bankruptcy Code authorizes a court to "issue any order . . . that is necessary or appropriate to carry out the provisions of [the Bankruptcy Code]." 11 U.S.C. ss. 105(a).

         56. Although FINOVA is not aware of any imminent individual Noteholder actions, or any actions contemplated by the Indenture Trustee, based on the plain language of the Plan and Confirmation Order, this Court should continue to be the central forum into which any such Noteholder actions arising under or related to the Plan and the New Senior Notes issued thereunder are channeled in order to ensure a fair distribution to all Noteholders. It is necessary and appropriate for this Court to issue the Channeling Order requiring that the Indenture Trustee and any Noteholders that might otherwise seek relief against FINOVA in another court as to any claims arising under or related to the Plan, the ongoing liquidation, the New Senior Notes, or the windup must first seek authority from this Court to proceed with such actions. Thus, section 105(a) of the Bankruptcy Code and the Plan and Confirmation Order support entry of such a Channeling Order.

         57. The requested Channeling Order would prevent interference with FINOVA's windup and facilitate the efficient resolution of any disputes arising in connection with the New Senior Notes. Moreover, the Channeling Order FINOVA proposes will not impinge upon the Noteholders' rights. FINOVA is not purporting to prevent any Noteholders from seeking to enforce their rights under the New Senior Notes. Rather, in light of the circumstances presented, in which FINOVA's assets are insufficient to support a full repayment of the Noteholders, FINOVA merely seeks to implement an efficient procedure for dispute resolution and distributions and to ensure that any Noteholders seeking only to generate leverage by which to increase their own returns at the expense of others will not succeed. Because a Channeling Order will benefit the Noteholders as a group and will not unduly prejudice any parties in interest, the Court should issue the proposed Channeling Order.

                                   CONCLUSION
                                   ----------

         58. Because FINOVA will not be able to pay the Noteholders in full, it must seek to maximize the value of its assets for the benefit of the Noteholders. FINOVA has been effectuating orderly sales of its assets for the Noteholders' benefit for some time and, now that it has neared completion of such sales, it seeks Court authority to complete and facilitate an orderly windup and future dissolution of the FINOVA entities, as well as future Court assistance in resolving certain issues in order to facilitate such windup. The relief FINOVA seeks is in the best interests of FINOVA's Noteholders and all parties in interest and will ensure an efficient an orderly windup and maximize the value available for distribution of the Noteholders. Accordingly, the Court should grant such relief.

                                     NOTICE
                                     ------

         59. Notice of this Motion has been provided to all of the Noteholders and equity holders of FINOVA, as well as the Indenture Trustee. In addition, FINOVA has posted this Motion on its website at http://www.finova.com. FINOVA submits that no other or further notice need be provided.

         60. No previous request for the relief sought herein has been made to this or any other Court.

         WHEREFORE FINOVA respectfully requests that the Court enter an order
(i) approving the Master Settlement Agreement, (ii) approving the ongoing sale of FINOVA's remaining assets, the orderly windup of FINOVA's operations and the future dissolution of FINOVA, (iii) reopening FINOVA Group's chapter 11 case,
(iv) granting the Channeling Order, and (v) granting such other or further relief as is just.

Dated:   Wilmington, Delaware
         November 10, 2006

                                        Respectfully submitted,

                                               /s/ Mark D. Collins
                                        ---------------------------------------
                                        Mark D. Collins (No. 2981)
                                        Michael J. Merchant (No. 3854)
                                        RICHARDS, LAYTON & FINGER, P.A.
                                        One Rodney Square
                                        P.O. Box 551
                                        Wilmington, Delaware 19899
                                        Telephone:  (302) 651-7700
                                        Facsimile:  (302) 651-7701

                                                 -- and --

                                        WEIL, GOTSHAL & MANGES LLP
                                        Martin J. Bienenstock
                                        Judy G. Z. Liu
                                        767 Fifth Avenue
                                        New York, NY 10153
                                        Telephone:  (212) 310-8000
                                        Facsimile:  (212) 310-8007


                                        Co-Attorneys for the Reorganized Debtors